News Release
Contacts:
Leslie S. Magee
Chief Financial Officer
225-298-5261
lmagee@he-equipment.com
Kevin S. Inda
Corporate Communications, Inc.
407-566-1180
kevin.Inda@cci-ir.com
H&E Equipment Services Completes Debt Refinancing
BATON ROUGE, Louisiana — August 4, 2006 — H&E Equipment Services, Inc. (NASDAQ:HEES) and its wholly owned subsidiary, H&E Finance Corp. announced today the completion of their previously announced cash tender offer and consent solicitation for their 11 1/8% Senior Secured Notes due 2012 and 12 1/2% Senior Subordinated Notes due 2013 (the “Notes”). The Company also announced today the closing of its previously announced private offering of $250 million aggregate principal amount of its 8 8/8% senior unsecured notes due 2016 (the “New Notes”).
     The Company has used the net proceeds of the offering of the New Notes, together with cash on hand and borrowings under its existing senior secured credit facility, to purchase the $195.5 million in aggregate principal amount of the Senior Secured Notes (representing approximately 97.8% of the previously outstanding Senior Secured Notes), and the $53 million in aggregate principal amount of the Senior Subordinated Notes (representing 100% of the previously outstanding Senior Subordinated Notes) that were validly tendered pursuant to the tender offer and consent solicitation prior to Midnight, New York City time, on August 3, 2006, the expiration date of the tender offer and consent solicitation. The total principal amount, accrued and unpaid interest, consent fee amounts and premiums paid for the Senior Secured Notes was approximately $217,568,501. The total principal amount, accrued and unpaid interest, consent fee amounts and premiums paid for the Senior Subordinated Notes was approximately $60,056,626.
     The amendments to the indentures pursuant to which the Notes were issued which were proposed in connection with the tender offer and consent solicitation are now operative. The amendments to the indentures eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions previously contained in the indentures.
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H&E Equipment Services Completes Debt Refinancing

August 4, 2006

     The New Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement is for informational purposes only and shall not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of the notes or related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.
About H&E Equipment Services
     The Company is one of the largest integrated equipment services companies in the United States with 47 full-service facilities throughout the Intermountain, Southwest, Gulf Coast, West Coast and Southeast regions of the United States. H&E Inc. is focused on heavy construction and industrial equipment and rents, sells and provides parts and service support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, and on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and service operations.
Forward-Looking Statements
     Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Factors include, but are not limited to, the following: (1) general economic conditions and construction activity in the markets where we operate in North America; (2) relationships with new equipment suppliers; (3) increased maintenance and repair costs; (4) our substantial leverage; (5) the risks associated with the expansion of our business; (6) our possible inability to integrate any businesses we acquire; (7) competitive pressures; (8) compliance with laws and regulations, including those relating to environmental matters; and (9) other factors discussed in our public filings, including the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.
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